SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                December 22, 1997

                                -----------------


                              UNITED GROCERS, INC.
               (Exact name of Registrant as specified in charter)

                                     Oregon
                 (State or other jurisdiction of incorporation)

                                     2-60487
                              (Commission File No.)

                                   93-0301970
                        (IRS Employer Identification No.)

6433 S.E. Lake Road (Milwaukie, Oregon)
Post Office Box 22187                                              97222
Portland, Oregon                                                 (Zip Code)
(Address of principal executive offices)

               Registrant's telephone number, including area code:

                                 (503) 833-1000


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Item 5.        Other Events

               In the course of preparing the financial statements of United Grocers, Inc. ("Company"), and subsidiaries as of October 3, 1997, and for the fiscal year then ended, management of the Company has determined that previously issued financial statements, including those as of September 27, 1996, and for the fiscal year then ended (as well as subsequent interim periods) should be revised. Accordingly, the previously issued financial statements should no longer be relied upon.

               Although the nature and scope of the revisions to the previously issued financial statements can be determined only after completion of an investigation, the Company estimates, based on information now known, that the effect of the adjustment will be to reduce total stockholders' equity as of September 27, 1996, from that previously reported by an amount in the range of $10 million to $12 million. Revised financial statements will be issued upon completion of such an investigation.

               A press release relating to such matters is attached as an exhibit to this report and is incorporated herein by reference. The fourth and fifth paragraphs of the press release contain forward-looking statements that are subject to uncertainties that could cause actual results to differ materially from those projected, including, without limitation, uncertainties inherent in business plans and the changing of business methods, uncertainties related to the response of customers and suppliers to changing business strategies, uncertainties concerning the outcome of planned sales of subsidiaries, and uncertainties with respect to the future availability of financing.


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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  UNITED GROCERS, INC.


Dated:  December 22, 1997        By: /s/ Mark Tweedie
                                     Mark Tweedie
                                     Vice President and Senior Financial Officer



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                                  EXHIBIT INDEX


      99       Press release relating to restatement of financial statements.